UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2013

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2013, Carmike Cinemas, Inc. (the “Corporation”) entered into a second amendment (the “Amendment”) to its credit agreement (the “Credit Agreement”), dated as of April 27, 2012, and as amended by the first amendment dated September 28, 2012, by and among the Corporation, as borrower, the banks and other financial institutions or entities from time to time parties thereto, as lenders, and Macquarie US Trading LLC as the administrative agent and syndication agent.

The Amendment amends the Credit Agreement’s limitations on the indebtedness, liens and financing obligations that may be incurred or assumed by the Corporation and its subsidiaries, in each case to specifically permit certain lease obligations, including certain lease obligations being assumed in connection with the closing of the Acquisition (as defined below).

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The administrative agent and syndication agent and lenders, together with their affiliates, are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The administrative agent and syndication agent and lenders and/or their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Corporation, for which they received or will receive customary fees and expenses.

Item 7.01.	Regulation FD Disclosure.

On November 4, 2013, the Corporation issued a press release announcing the signing of a definitive agreement to purchase nine entertainment complexes with an aggregate of 147 screens located in Florida, California and Illinois from Muvico Entertainment, L.L.C. (the “Acquisition”), which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 10.1	Second Amendment, dated as of November 4, 2013, to the Credit Agreement, dated as of April 27, 2012, and as amended by the first amendment dated September 28, 2012, by and among Carmike Cinemas, Inc., as borrower, the banks and other financial institutions or entities from time to time parties thereto, as lenders, and Macquarie US Trading LLC as administrative agent and syndication agent.

Exhibit 99.1	Press Release dated November 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: November 5, 2013	By:	/s/ Daniel E. Ellis
Daniel E. Ellis
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Second Amendment, dated as of November 4, 2013, to the Credit Agreement, dated as of April 27, 2012, and as amended by the first amendment dated September 28, 2012, by and among Carmike Cinemas, Inc., as borrower, the banks and other financial institutions or entities from time to time parties thereto, as lenders, and Macquarie US Trading LLC as administrative agent and syndication agent.

Exhibit 99.1	Press Release dated November 4, 2013.